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                                                                   EXHIBIT 10.13

                                WAREHOUSE LEASE

     THIS WAREHOUSE LEASE (herein this "Lease") is made and entered into as of October 15, 1999, by and between Seneca G&H, L.L.C., a Florida limited liability company, having an address at 2901 SW 8th Street, Suite 204, Miami, Florida 33135 ("Landlord") and ALADDIN MANUFACTURING CORPORATION, a Delaware corporation, with its home office located at 160 South Industrial Boulevard, Calhoun, Georgia 30701 ("Tenant").

                                   ARTICLE I
                                   ---------
                              DEMISE OF PREMISES

     1.1  Premises. For and in consideration of the covenants and agreements
          --------
contained herein and other valuable consideration, Landlord hereby leases to Tenant the hereinafter defined "Premises" being approximately 186,537 square feet of gross leasable area, measured from the outside of exterior walls and from the midpoint of demising walls, ("GLA") in a warehouse building to be constructed containing approximately 256,592 square feet of GLA (the "Building") located on a parcel of land located in Pembroke Park, Florida, and more fully described and/or depicted on Exhibit "A-1" attached hereto and incorporated by
                             -------------
reference herein ("Land"), together with the non-exclusive right to use the easements and appurtenances thereto being Common Areas. The portion of the Building and the Land being leased to Tenant hereunder is sometimes referred to as the "Premises".) The Premises are depicted as the crosshatched area on Exhibit "A-2" hereto (the "Site Plan"). The Premises shall include exclusive use
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of approximately 48 loading docks and associated truck aprons in the leased
Premises, parking spaces for Tenant's employees, customers, contractors, agents, invitees and licensees as depicted in Exhibit "A-3", and non-exclusive rights of access, ingress and egress over the driveways and other access ways on the Land and Park. If the Premises constitute the entire Building, then references to the Building shall be deemed to be the Premises, and Tenant shall have exclusive use of any and all loading docks, truck wells, compactor pads and similar appurtenances to the Building and those other areas depicted on Exhibit "A-2" as being for Tenant's exclusive use, as well as the non-exclusive use of the Common Areas (hereinafter defined).

                                  ARTICLE II
                                  ----------
             APPROVALS; TENANT IMPROVEMENTS; SPECIFICATIONS/ACCESS

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     2.1 Approvals. Landlord shall be solely responsible, at Landlord's cost and
         ---------
expense, for obtaining and maintaining all permits, approvals, zoning, variances or other matters (collectively, the "Approvals") that may be required by the applicable governmental agencies, bureau departments or any other governmental entity (a "Governmental Authority") for the use and operation of the Premises for warehouse, light industrial and freight movement use (excluding occupational licenses and other licenses required for Tenant's particular use of the Premises). Tenant shall cooperate with Landlord in Landlord's obtaining of the Approvals. Landlord warrants and represents that such use is allowed by law as of the date hereof.

     2.2 Tenant Improvements. No later than the hereinafter defined Commencement
         -------------------
Date, Landlord shall complete the work to the Premises described in Exhibit "B"
                                                                    -----------
hereto ("Landlord's Improvements") and shall deliver the Premises to Tenant on the Commencement Date with all of the Tenant Improvements, as described therein, substantially completed and with a permanent or temporary certificate of occupancy for Tenant's use, operation and occupancy thereof. Landlord warrants and represents that as of the Commencement Date, the Building will be in good condition and repair and structurally sound [which condition includes, without limitation, that the roof will be leak-free and not in need, or in imminent need, of repair and that the plumbing, electrical, heating, ventilation and air-conditioning ("HVAC") systems will be in good operating condition and repair and not in need, or imminent need, of repair]. Landlord shall maintain the Building and the Land as provided for in Article IX below.

     2.3 Premises Specifications/Access. Landlord warrants and represents that
         ------------------------------
(i) the Premises have a height clearance of no less than twenty four (24) feet,
(ii) the Premises have truck loading facilities as shown on the Site Plan and including forty-eight (48) dock high doors, (iii) there is access to the Premises over the Common Areas (hereinafter defined) to publicly dedicated (and accepted) right-of-way, (iv) the office shown on the Site Plan shall be heated and air conditioned pursuant to Landlord's Work, (v) the Premises shall include men's and women's restrooms and (vi) the warehouse lighting shall be as set forth in Exhibit "B" or, if not therein set forth, then as
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heretofore agreed to by Landlord and Tenant and shall be in good working order and repair as of the Commencement Date.

                                  ARTICLE III
                                  -----------
                                  LEASE TERM

     3.1  Initial Term. The initial term (herein sometimes referred to as the
          ------------
"Initial Term") of this Lease shall commence on the earlier of: (A) one hundred and eighty (180) days following the latter of (i) the full execution and delivery of this Lease, (ii) obtaining approval of all necessary plans and specifications for the intended improvements, including the tenant improvements, and (iii) obtaining of all necessary permits for the construction of the intended improvements, including the tenant improvements, or (B) the date on
                                                          --
which Landlord delivers to Tenant a certificate of substantial completion issued by Landlord's architect, together with a permanent or temporary certificate of occupancy confirming that the Premises are substantially complete and available for occupancy, except only punchlist items that Landlord shall complete within thirty days thereafter (subject to availability of materials) (the "Commencement Date"). Notwithstanding anything herein to the contrary, the Commencement Date shall not be prior to August 1, 2000. The Initial Term shall terminate at the end of the last day of the tenth (10th) Lease Year.

     For purposes of this Lease, the term "Lease Year" shall mean each 12-month period commencing on the Commencement Date or the anniversary date thereof. If the Commencement Date does not fall on the first day of a month, the first Lease Year shall consist of the partial month in which the Commencement Date occurs and the twelve (12) consecutive months immediately following said partial month. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, but in such case Tenant shall not be obligated to pay rent or any other charges hereunder until Landlord has delivered possession of the Premises to Tenant in accordance with Section 2.2 above. In the event that Landlord has not delivered the Premises to Tenant within thirty (30) days after the Commencement Date, the Base Rent and CAM Costs that would otherwise be due from Tenant will abate for the number of such delay day(s) after said thirty day period; Landlord shall deliver the Premises to Tenant as required herein as expeditiously as reasonably possible.

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Landlord agrees to provide Tenant with at least ten (10) business days advance written notice of the date on which Landlord anticipates completion of the Premises and the obtaining of the applicable certificate of occupancy. If the Premises are ready for occupancy prior to the Commencement Date, then Tenant may enter upon the Premises to install its trade fixtures, telephone systems, computer systems and for other purposes allowed by this Lease other than the operation of its business, subject to all of the terms and conditions hereof, except that Tenant shall not, until the Commencement Date has occurred, have any obligation to pay Base Rent or Tenant's Share of CAM Costs or Real Estate Taxes, as hereinafter provided for.

     Tenant shall have two (2) successive year options (each such option being herein sometimes referred to as an "Extension Option") to extend the term of this Lease for five (5) Lease Years (each such five (5) year term being herein sometimes referred to as an "Extension Term"), exercisable by the delivery of written notice to Landlord by Tenant not less than 9 months prior to the expiration of the then-current Initial Term or Extension Term, as the case may be; provided, however, that, if Tenant shall fail to give any such notice within the aforesaid time limit, Tenant's right to exercise any Extension Option shall nevertheless continue until thirty (30) days after Landlord shall have given Tenant notice of Landlord's election to terminate such option, and Tenant may exercise such option at any time until the expiration of said thirty (30) day period, but under no circumstances may Tenant exercise any such option during the last sixty (60) days of the then current Initial Term or Extension Term. If the Extension Options (or any of them) are duly exercised, the term of this Lease shall be automatically extended for the applicable Extension Term, upon all of the same terms, conditions and covenants as set forth in Exhibit "C", without the requirement of any further instrument to evidence such extension.

     3.2  Reversion to Landlord. On or before the last day of the Term, Tenant
          ---------------------
shall peaceably surrender and yield up to Landlord the Premises. Tenant shall have the express right to remove and to allow any subtenants to remove any of their trade fixtures and personal property; provided, however, that the Premises shall be left in the condition existing on the Commencement Date ordinary wear and tear excepted.

                                  ARTICLE IV
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                                     RENT

     4.1  Base Rent. Tenant covenants and agrees to pay Landlord at the above
          ---------
referenced address, or such other place as Landlord shall designate in writing, Base Rent and all Florida Sales Taxes due under this Lease, in advance, without demand, set off or deduction, except as expressly provided for herein, in equal monthly installments, on the first day of each and every calendar month during the Term from and after the Commencement Date, as is set forth on the Rent Schedule attached as Exhibit "C" hereto. The parties acknowledge and agree that
                     -----------
the initial Base Rent is based on five dollars and twenty cents ($5.20) per square foot of GLA per year; the Base Rent, as adjusted during the Initial Term, is set forth in Exhibit "C" hereto. Within the first ninety (90) days after the
                -----------
Commencement Date, Tenant may cause the Premises to be measured by a qualified engineer or architect acceptable to Landlord and, if the GLA of the Premises as properly calculated by such engineer or architect is less than 186,537 square feet, then the Base Rent shall be adjusted accordingly. If Tenant does not cause the Premises to be measured, pursuant to the foregoing, within the first ninety 90 days after the Commencement Date, then the Premises shall be deemed to contain 186,537 square feet of GLA. Landlord covenants and agrees to make good faith efforts to cause the Premises to contain 186,537 square feet of GLA.

     4.2 Late Charges.  If Tenant is delinquent in any monthly installment of
         ------------
Base Rent, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.


                                   ARTICLE V
                                   ---------
                                     TAXES

     5.1 Real Estate Taxes
         -----------------

     (a) During each month of the Initial Term and any Extension Term(s), on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Share of real estate taxes and assessments for betterments and improvements that are levied or assessed by any lawful authority

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on the Premises ("Real Estate Taxes"). Landlord shall pay all Real Estate Taxes that are levied or assessed by any lawful authority on the Premises and Landlord's other real property within the same tax parcel prior to the date same become overdue. Landlord shall take the maximum benefit of any law allowing Real Estate Taxes to be paid in installments, and in such event only the amount actually paid by Landlord during the applicable tax year shall be included in Real Estate Taxes for purposes of this Article. Landlord agrees to pay all Real Estate Taxes prior to the last date that the same may be paid without penalty or interest, or if a discount shall be available for early payment, prior to the last day that such discount is available. Without cost to Tenant, Landlord shall bear all interest, penalties, late charges and lost discount amounts incurred as a result of Landlord's failure to timely pay any installment of Real Estate Taxes. The Real Estate Taxes for any tax year shall mean such amounts as shall be finally determined to be the Real Estate Taxes payable during such tax year less any abatements, refunds or rebates made thereof. The parties shall make appropriate adjustments to previous amounts received by Landlord from Tenant on account of any abatements, refunds, rebates, or increases in Real Estate Taxes, immediately following the determination of the amount of such abatements, refunds, rebates, or increases. Prior to the Commencement Date, Landlord shall pay all Real Estate Taxes before they become overdue.

     (b) Real Estate Taxes to be paid by Tenant shall not include the following:
(i) income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; (ii) any taxes or any assessment for special improvements to the Land or the Building, including but not limited to the widening of exterior roads, the installation of or hook up to sewer lines, sanitary and storm drainage systems and other utility lines and installations, provided that such assessment is made prior to the date hereof and do not benefit Tenant; (iii) taxes gross receipts or revenues of Landlord from the Premises or other portions of the Building, except for the Florida Rent Sales Tax (which shall be paid by Tenant); or (iv) impact fees.

     5.2  Proration of Taxes
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     (a)  Tenant shall pay Landlord, within fifteen (15) days following
Landlord's written request and invoicing, for any amount by which the Tenant's Share of Real Estate Taxes actually

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exceeds the sum previously paid by Tenant to Landlord for the payment of such
Real Estate Taxes. Said invoice shall be accompanied by a computation of the amount payable.

     (b) If the term of this Lease shall terminate on any date other than the last day of a tax fiscal period, the amount payable by Tenant during the tax fiscal period in which such termination occurs shall be prorated on the basis which the number of days from the commencement of said tax fiscal period to and including said termination date bears to the number of days in the fiscal period. A similar proration shall be made for the tax fiscal period in which the Commencement Date occurs.

     (c) As used in this Article V, the term Tenant's "Share" shall mean a fraction, the numerator of which shall be the floor area of the Premises and the denominator of which shall be equal to the aggregate of the floor area of all buildings on the tax parcel on which the Building is located. Tenant shall pay the estimated Tenant's Share of Real Estate Taxes monthly, together with its payments of estimate CAM Costs (hereinafter defined), with adjustments to be made promptly after actual Real Estate Tax Costs are known.

     (d) The GLA of the Building will be approximately 256,592 square feet and
(B) the GLA of the Park will be approximately 1,520,000 square feet, therefore, Tenant's Share of the Building will be approximately is 72.70% and Tenant's Share of the Park will be approximately 12.27%.

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                                  ARTICLE VI
                                  ----------
                                 COMMON AREAS

     6.1  Definition. "Common Areas" (or "Common Area") shall mean all
          ----------
exterior/outdoor areas, space, installations and equipment on the Land [and elsewhere in the business park (the "Park") of which the Land is a part, if the Land is part of a larger business park] for the common use and benefit of the tenants of the Park, their employees, agents, licensees, customers and other invitees, including without limitation parking areas, exits, entrances, access roads, driveways, sidewalks, retaining walls, loading platforms and ramps, and landscaped areas, as such Common Areas are depicted in the Site Plan (which Site Plan may be amended by Landlord from time to time). The parties acknowledge that, at this time, there are no indoor common areas on the Land or elsewhere in the Park. If the Land is not part of a larger business park, then the term "Park" shall refer only to the Land. Landlord shall be responsible, at Landlord's sole cost and expense, be responsible for the initial construction and installation of the Common Areas in good and workmanlike manner and in compliance with all governmental requirements.

     6.2  Use of Common Areas. Landlord hereby grants to Tenant, its licensees,
          -------------------
subtenants, concessionaires, successors and assigns, and its and their employees, agents, licensees, customers, and invitees the non-exclusive right and privilege to use the Common Areas during the term hereof and any extensions of same, continuously and without interruption, in common with other tenants of the Park. Landlord shall make no material change to the Common Areas that would have a materially adverse impact on Tenant's operations.

     6.3  Parking. Landlord shall maintain on the Land at least the minimum
          -------
number of parking spaces required by applicable governmental rules, regulations and ordinances without variance (other than variances granted prior to the date hereof). Landlord shall provide all parking without the imposition of any parking charge.

     6.4  Operation and Maintenance. Landlord, as a component of CAM Costs of
          -------------------------
which Tenant is responsible for Tenant's Share, agrees to be responsible for the operation, maintenance, repair, and associated administration of the Common Area in good

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condition and repair and in a clean condition, which responsibilities shall include but not be limited to sweeping of the parking area and sidewalks; arrangements for the limited removal of trash generated by the offices within the Building and trash and obstructions caused by inclement weather, lighting of the Common Area; retention of security personnel to the extent the Landlord and Tenant reasonably agree such to be appropriate; limited fire protection; paving of the parking area; and repair and maintenance of all Common Area improvements.

     6.5  CAM Costs. Tenant shall be responsible to pay its CAM Share of all
          ---------
costs incurred by Landlord in operating and maintaining the Premises, the Building, and the Common Area, which costs shall include, without limitation those relating to management, administration, insurance, real estate taxes and assessments, maintenance expenditures, etc. ("CAM Costs"). CAM Costs shall not include any Capital Expenditure, except for the amortized portion of any Capital Expenditure reasonably made for the general benefit of all tenants of the Building, which amortization shall be made over the estimated actual useful life of the improvement in question. As used herein, the term "Capital Expenditure" shall mean those expenditures which in accordance with generally accepted accounting principles are capitalized as opposed to being accounted for as expenses. As used in this Article VI, the term "CAM Share" shall mean a fraction, the numerator of which shall be the number of square feet of GLA (which shall be measured from the outside of exterior walls and from the midpoint of demising walls) in the Premises and the denominator of which shall be equal to the aggregate of the GLA of all buildings then existing in the Park; Tenant's CAM Share shall be published to Tenant periodically. CAM Costs shall be billed monthly. Estimated CAM Costs for the first Lease Year shall be based on Landlord's good faith estimate that Tenant's CAM Share of CAM Costs, together with Tenant's Share of Real Estate Taxes, will total $1.20 per square foot of GLA for the entire first Lease Year. Landlord has calculated said estimate in good faith.

     In addition to the foregoing, CAM Costs shall not include (i) expenses incurred in leasing space, such as legal expenses, brokerage commissions or advertising or promotional expenses, (ii) interest and amortization under mortgages or any other secured or unsecured loan payable by Landlord, (iii) expenses separately reimbursed by any other tenants of the Park

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(excluding reimbursements to Landlord for such tenants' prorata share of CAM
Costs), (iv) financing and refinancing costs, including fees paid by Landlord to obtain financing or refinancing such as origination fees and brokerage commissions, (v) non-cash depreciation, (vi) costs incurred in connection with the enforcement of leases, including attorneys' fees or other costs and expenses incurred in connection with summary proceedings to dispossess any other tenant in the Park, (vii) any expenses associated with any special requirements of a particular tenant other than Tenant, (viii) any costs attributable to the original design or construction of the Premises, Building or Park (or any portion thereof), (ix) any costs associated with Y2K computer (and related) problems, (x) any Improvement except for a hereinafter defined Permitted Expenditure, (xi) any costs, fines, interest, penalties, legal fees or other expenses associated with violations by Landlord of any law, rule or other governmental requirement or with respect to late payment for utilities, taxes or any other service or product (except if caused by Tenant) or (xii) the cost of maintaining, repairing or replacing the roof, foundation and/or structural walls of the Premises (unless same have been damaged by Tenant's actions or inactions), Building or any other Building in the Park. For the purposes of this Lease, a "Permitted Expenditure" shall be Improvements made to the Building or lift station which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Building or
(b) required to comply with (A) any laws, rules or regulations of any governmental authority newly enacted after the date hereof or (B) any changes after the date hereof in the interpretation or enforcement of the existing laws, rules or regulations of any governmental authority. The cost of such Improvements shall be amortized over a period of not less than the useful life thereof and not more than ten (10) years and shall, at Landlord's option, include interest at the lesser of (yy) ten percent (10%) per annum or (zz) two percent over the prime rate of interest then in effect for NationsBank, N.A. The portion of the annual amortized cost to be included in CAM Costs in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Building shall equal such annual amortized cost.

     At least sixty (60) days prior to the commencement of the second Lease Year and every Lease Year thereafter, Landlord shall deliver to Tenant a written estimate of Landlord's

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projected CAM Costs for the forthcoming Lease Year. Within ninety (90) days after the expiration of each calendar year Landlord shall furnish Tenant a certified statement showing the CAM Costs broken down in reasonable detail, showing the items included therein, and the manner of the computation of Tenant's CAM Share for such payment and the payments made by Tenant with respect to such year. If Tenant's aggregate payments for such costs with respect to such year are greater than Tenant's CAM Share of such costs, Tenant shall receive a credit for the excess against Base Rent and other payments from Tenant next becoming due to Landlord (or refunded to Tenant, if the Term has expired); if said payments are less than said CAM Share, Tenant shall pay to Landlord the difference within thirty (30) days thereafter.

     Landlord shall retain its records relating to the CAM Costs at Landlord's principal office or that of the management company managing the Park, and upon reasonable prior notice to Landlord and the management company, Tenant shall have the right to inspect all of Landlord's records relating to such costs. Appropriate adjustments shall be made for errors in the computation of such costs revealed by such audit or inspection. If any audit by Tenant indicates an overcharge in the amount of Tenant's CAM Share by more than five percent (5%), the reasonable cost of such audit shall be paid on demand by Landlord to Tenant; otherwise the expenses of Tenant's audit shall be borne by Tenant and Tenant must reimburse Landlord for the costs charged by the management company with respect to such audit. Landlord shall retain its CAM Costs records for at least thirty-six (36) months after the expiration of each calendar year.


                                  ARTICLE VII
                                  -----------
                                   UTILITIES

     7.1 Utilities. Landlord shall design the Building pursuant to the plans and
         ---------
specifications such that the applicable utility companies may provide electricity, gas, telephone, sewerage and other utilities to the Premises, in sufficient quantities to serve Tenant's needs for the use contemplated hereunder. Landlord shall install, at Landlord's expense, all utility meters necessary for measuring the consumption of utilities serving the Premises and Tenant shall pay the applicable utility companies or governmental agencies for all such utilities consumed on the Premises.

                                       13
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                                 ARTICLE VIII
                                 ------------
                              USE AND ASSIGNMENT

     8.1  Use. The Premises may be used for warehousing, distribution, light
          ---
industrial uses and uses incidental thereto and, with Landlord's consent (which shall not be unreasonably withheld or delayed), any other lawful purpose.

     8.2  Assignment and Subletting. Tenant shall have the right to assign this
          -------------------------
Lease, or to sublet all or any portion of the Premises to any party controlling, controlled by or under common control with Tenant, any entity with which Tenant is merged or consolidated or to any party that purchases all or substantially all of Tenant's assets in the geographical region where the Premises are located, provided that subsequent to such subletting or assignment Tenant remains liable for the payment and performance of Tenant's obligations under this Lease and, in the case of any assignment, the assignee assumes Tenant's obligations under this Lease. Any other assignment or subletting shall require Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, Tenant shall not assign or sublet any, or all, of the Premises to any tenant (or affiliate thereof) leasing space in the Park or to any entity (or affiliate thereof) with which Landlord has discussed the prospect of leasing space in the Park, unless Tenant obtains Landlord's prior written consent which shall be at Landlord's sole and absolute discretion. No subletting or assignment shall
(i) release Tenant from liability hereunder or (ii) release the guarantor of Tenant's performance under this Lease from liability under the applicable guaranty agreement.


                                  ARTICLE IX
                                  ----------
                      MAINTENANCE; ALTERATIONS; FIXTURES

     9.1  Landlord's Repairs. In addition to Landlord's obligations as set forth
          ------------------
in Articles II and VI hereof, Landlord shall maintain in good repair the walls, foundations, roof, gutters, downspouts, exterior and all structural portions of the Building, and all plumbing, electrical, sewage and heating, ventilating and air conditioning ("HVAC") lines and ducts in or passing through the Premises that serve other tenants in the Building or that are located outside the Premises but that serve the Premises. Landlord shall in addition make such repairs,

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replacements or modifications of building structure or component systems as are required by law as of the Commencement Date, regulation or ordinance pertaining to the Premises which are not due or attributable to Tenant's specific manner of operating in the Premises. In making any repairs hereunder, Landlord shall not unreasonably interfere with Tenant's normal operations in the Premises.

     9.2  Tenant's Repairs. Subject to the provisions of Section 9.1
          ----------------
hereinabove and Landlord's warranty and representation that the Premises and all the systems therein will be in good condition and repair as of the Commencement Date, Tenant shall be responsible for interior, non-structural repairs to the Premises including, without limitation, the repair of component systems serving only the Premises, entries, doors, windows, fire sprinklers, fire protection systems, etc., unless any such repairs or replacements are necessitated by Landlord's failure to promptly perform its obligations hereunder, by damage caused by the wrongful acts or negligence of Landlord, its employees, agents and contractors, or by damage by fire or other casualty for which Landlord is responsible for repairing pursuant to this Lease. In light of the substantial costs of replacing any portions of the Premises' HVAC system, the parties hereby agree that in the event such system requires any replacement during the last five (5) years of the Initial Term, Landlord shall reimburse Tenant on the expiration or earlier termination of this Lease for the unamortized portion of such expense based on the date of installation of such equipment and the useful life of such equipment, provided that such equipment is not user specific or that such equipment is not replaced as a result of damage caused by Tenant's actions or inactions.

     9.3  Alterations. Tenant shall have the right to make such alterations to
          -----------
the Premises as Tenant shall from time to time deem necessary for the operation of Tenant's business provided that (i) Tenant shall first obtain Landlord's prior written consent, (ii) Tenant shall perform such work at Tenant's sole expense, (iii) such alterations shall not impair the structural integrity or diminish the value of the Premises, and (iv) Tenant provides Landlord with AS Built plans for such alterations and agrees to remove same, at Landlord's request, upon expiration or termination of this Lease. Landlord shall execute all necessary instruments required to obtain licenses and permits to make such alterations from the applicable governmental authorities. All

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alterations, additions and improvements made by Tenant to the Premises
("betterments and improvements") remaining in the Premises after the expiration or other termination hereof shall become the property of Landlord upon the termination of this Lease without any compensation to Tenant and shall be surrendered at such time as a part of the Premises.

     9.4  Liens. Each party hereto shall promptly pay when due the entire cost
          -----
of all work done by it to the Premises and shall keep the Premises free of liens for labor or materials. Should mechanics', materialmen's or other liens be filed against the Premises by reason of the acts of either party hereto, such party shall cause the lien to be canceled and discharged of record by bond or otherwise within thirty (30) days of receiving actual notice of such lien.

     9.5  Trade Fixtures. Any trade fixtures, furniture and equipment that
          --------------
Tenant installs in the Premises at its expense prior to or during the Term hereof shall remain Tenant's property, and may be removed by Tenant, as long as Tenant repairs any damage to the Premises caused by such removal and Tenant is not in default under this Lease.


                                   ARTICLE X
                                   ---------
                                   INSURANCE

     10.1  Landlord's Insurance. Landlord shall at all times maintain general
           --------------------
commercial liability insurance covering the Park, including but not limited to the Common Areas thereof against claims for personal injury and damage to property naming Tenant as an additional insured under a policy, with minimum limits of $1,000,000 for personal injury or death per person, $5,000,000 per occurrence and not less than $500,000 for property damage or a single limit policy in the minimum amount of $5,000,000. In addition, Landlord shall carry and maintain all-risk (Special Form) property insurance, covering the Building for the full replacement cost thereof. Landlord shall also maintain Workers' Compensation or similar insurance to the extent required by law. Throughout Landlord's construction and thereafter throughout the term of this Lease, Landlord shall maintain liability insurance in amounts reasonably acceptable to Tenant.

     10.2  Tenant's Insurance. Tenant shall maintain a policy of general
           ------------------
commercial liability covering the Premises with minimum limits of $1,000,000 for personal injury or death per person, $5,000,000 per occurrence and not less than $500,000 for property damage or a single limit policy in the minimum amount of $5,000,000. Tenant shall keep in force Workers' Compensation or similar insurance to the extent required by law. Notwithstanding anything to the contrary contained herein, as long as Tenant's net worth (or the net worth of any party guaranteeing Tenant's obligations under this Section 10.2) is at least $100,000,000.00, Tenant shall have the right to self insure part or all of any of the aforesaid insurance coverages in its sole discretion. In the event that Tenant elects to self insure all or any part of any risk that would be insured under the policies and limits described above, and an event occurs where insurance proceeds would have been available but for the election to self insure, Tenant shall make funds available to the same extent that they would have been available had such insurance policy been carried by a third party insurance company; in addition, Tenant shall indemnify Landlord and hold Landlord harmless from any losses attributed to Tenant's failure to timely make all such funds available. Notwithstanding the foregoing provisions permitting Tenant's self insurance, in the event that, at any time, Landlord's lender(s) and/or the Park insurance provider(s) require that Tenant obtain the requisite insurance from a third party insurance company, Tenant shall do so.

     10.3 Insurance Certificates. All of the foregoing insurance policies
          ----------------------
referred to or described in Sections 10.1 and 10.2 above shall be written with companies licensed to do business in the state in which the Premises are located with a financial rating of VIII or better and a policyholder's rating of A- or better in the latest edition of Best's Rating Guide on Property and Casualty
                                --------------------------------------------
Insurance Companies and shall provide that the other party hereto shall be given
-------------------
a minimum of ten (10) days' written notice by any such insurance company prior to the cancellation, termination or alteration of the terms or limits of such coverage. Each party shall deliver to the other party hereto the foregoing insurance policies or certificates thereof at or prior to the date that same are required to be in effect and evidence of all renewals or replacements of same not less than ten (10) days prior to the expiration date of such policies. All such policies may be maintained under a blanket insurance policy of Landlord or Tenant.

     10.4 Mutual Release and Waiver of Subrogation. Landlord and Tenant hereby
          ----------------------------------------
release each other and anyone claiming through or under the other by way of subrogation or otherwise from any and all liability for any loss of or damage to property, whether caused by the negligence or fault of the other party to the extent of the property insurance required to be carried by the waiving party hereunder. In addition, Landlord and Tenant shall cause each insurance policy carried by them insuring any of the improvements on the Land or the contents thereof, to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto (and any mortgagee of such party) in connection with any loss or damage covered by the policy. If no responsible and qualified insurer will provide a waiver of subrogation without extra charge or premium, then the insuring party shall inform the other party that such additional charge or premium is required and said other party may elect to (a) pay such extra charge or premium or (b) waive the requirement for the waiver of subrogation (in which case the waivers of claim set forth herein shall be ineffective to the extent that same would void, invalidate or otherwise vitiate any insurance coverage). In case such waiver cannot be obtained, even at an additional cost, then item (b) in the immediately preceding sentence shall become effective. Any liability insurance coverage carried by either party hereto shall name the other party and, upon request, any lender of such other party as additional insured thereunder and each party hereby waives claims arising from the other party's negligence to the extent of such insurance coverage.

     10.5 Mutual Indemnification. Tenant and Landlord agree to indemnify and
          ----------------------
hold each other harmless from and against any and all claims, damages or causes of action for damages brought on account of injury to any person or persons or property, or loss of life, arising out of (i) the failure to comply with its obligations hereunder by Landlord or Tenant, respectively, or (ii) the use, operation or maintenance of the Premises by Tenant or by the use, operation or maintenance of the remainder of the Building and other improvements on the Land by Landlord, except for matters arising from the gross negligence or willful misconduct of the party seeking indemnification. Notwithstanding any other provisions set forth herein, the parties hereby agree that in the event of any damage to a party, including all personal and property damages and losses to a party's employees or invitees, each party shall resort to any and all insurance coverage available prior to asserting any claim or demand against the other party or its assets. No insurer is meant to be a third party or other beneficiary of any provision contained in this Lease.


                                  ARTICLE XI
                                  ----------
                             DAMAGE OR DESTRUCTION

     11.1 Damage and Destruction. Except as otherwise provided herein, if the
          ----------------------
Premises are damaged by fire or other casualty, the damage shall be promptly repaired by Landlord to the extent of the insurance proceeds available therefor, plus any deductible maintained with respect to Landlord's property insurance. Until repairs to the Premises are completed by Landlord, rent and all other amounts payable by Tenant hereunder shall be abated in proportion to the part of the Premises, if any, which is unusable by Tenant in the conduct of its business. If: (a) the Premises is damaged to the extent of more than fifty percent (50%) of the replacement cost thereof; or (b) the Park or the Building is damaged by fire or other insured casualty to the extent of thirty-five percent (35%) or more of the replacement cost thereof; or (c) any damage to the Premises cannot be repaired within one hundred twenty (120) days of the date of such damage; or (d) the Premises is materially damaged or destroyed during the last eighteen (18) months of the term hereof; then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the occurrence of the casualty, time being of the essence, subject to Tenant's right to exercise an Extension Option as to item (d). Landlord's repair of the Premises shall not include any of Tenant's trade fixtures or other personal property or any of Tenant's betterments or improvements to the Premises.

     If (a) the Premises is materially damaged or destroyed during the last eighteen (18) months of the term hereof or (b) any damage to the Premises cannot be repaired within one hundred twenty (120) days of the date of such damage; then Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the occurrence of the casualty, unless Tenant exercises an Extension Option(s) the term of which is no less than 80% of the economic life of the tenant improvements to be constructed. In addition, in the event that the Premises is materially damaged or destroyed during the last eighteen (18) months of the term hereof and such damage cannot be repaired within one hundred twenty (120) days of the date of such damage; then Tenant may terminate this Lease by written notice to Landlord, given within thirty (30) days after the occurrence of the casualty, provided, that (i) upon expiration of said one hundred twenty day period and during the delay period, Landlord is unable to provide Tenant with additional temporary space in the Park of approximately the same size as the portion of the Premises that are being restored and (ii) Landlord is unable to complete the restoration within a reasonable period of time following said one hundred twenty day period.

     11.3 Termination. In the event of any termination of this Lease as the
          -----------
result of the provisions of this ARTICLE XI, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.


                                  ARTICLE XII
                                  -----------
                                EMINENT DOMAIN

     12.1 Condemnation. If after the execution of this Lease and prior to the
          ------------
expiration of the term hereof, the whole (or substantially the whole) of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date of such taking, subject, however, to the right of Tenant, at its election, to continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

     12.2 Termination Right. If, after the execution of this Lease and prior to
          -----------------
the expiration of the term hereof, any taking under the power of eminent domain by a public or private authority or any conveyance by Landlord in lieu thereof, shall result in a taking of more than 20% of the total square footage of the Premises and Landlord is unable to deliver alternate space within the Park similar in size to the portion of the Premises taken, then Tenant may, at its election, terminate this

Lease by giving Landlord notice of the exercise of Tenant's election within ninety (90) days after the date when possession of the Premises shall be taken by the appropriating authority, time being of the essence

     12.3 Rent Abatement. In the event of a taking in respect of which Tenant
          --------------
shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect and Tenant shall be entitled to a proportionate reduction of the rent and any other charges payable by Tenant hereunder, based on the square footage of the Premises taken under the power of eminent and the total square footage of the Premises prior to such taking.

     12.4 Award. All compensation awarded for any taking, whether for the whole
          -----
or a portion of the Premises, shall belong to Landlord; provided that Tenant shall be entitled to any award made, whether to Landlord or to Tenant, for the unamortized cost of Tenant's betterments and improvements installed at Tenant's Cost, moving expenses and the value of Tenant's trade fixtures and further provided that Tenant may apply for and receive an award for the loss of Tenant's leasehold estate so long as such award in no way diminishes any award to Landlord or to any mortgagee of Landlord with respect to Landlord's remainder.

     12.5 Termination. In the event of any termination of this Lease as the
          -----------
result of the provisions of this ARTICLE XII, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease.

                                 ARTICLE XIII
                                 ------------
                             ENVIRONMENTAL MATTERS

     13.1  Environmental Remediation. To the best of Landlord's knowledge,
           -------------------------
Landlord shall deliver the Premises to Tenant on the Commencement Date free of all Hazardous Substances (hereinafter defined) to the extent necessary to be in compliance with all environmental and other laws related to health and safety and so as to allow Tenant to operate in the Premises for its intended use hereunder without impairment, interruption, interference, liability or additional cost or expense with respect to any Hazardous Substance.

     "Hazardous Substances" for purposes of this Lease shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state, or local laws as: (a) a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)1321(14), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. (S)1321, as now or hereafter amended; (b) a "hazardous waste" pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. (S)6903, 6921, as now or hereafter amended; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. (S)1317(a)(1); (d) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U.S.C. (S)7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. (S)1802(4), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future (all of the foregoing laws, ordinances, regulations and other governmental strictures and guidelines pertaining to the environment, health and safety being herein sometimes referred to as the "Environmental Requirements"). "Hazardous Substances" specifically include, but are not limited to, asbestos, polychlorinated biphenyls ("PCBs"), radioactive substances, petroleum and petroleum-based derivatives, hydrocarbons and urea formaldehyde.

     13.2 Tenant Covenant and Indemnity. Tenant shall not cause or permit the
          -----------------------------
storage, use, escape, disposal or release of Hazardous Substances in any manner not in compliance with the Environmental Requirements; provided, however, that nothing herein shall prevent Hazardous Substances to be brought onto the Premises in the ordinary course of Tenant's business, as long as such presence is in compliance with the Environmental Requirements. Tenant shall indemnify and hold harmless Landlord against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation Landlord's attorney's fees) arising out of a breach by Tenant of its covenant in the preceding sentence. The foregoing covenants and indemnities shall survive the expiration or earlier termination of this Lease; provided, however, that Tenant shall not be required to indemnify Landlord from any matter arising from Landlord's gross negligence or willful misconduct.

     13.3 Landlord Covenant and Indemnity. Landlord shall not cause or permit
          -------------------------------
the storage, use, escape, disposal or release of Hazardous Substances in, on or with respect to the Land in any manner not in compliance with the Environmental Requirements provided, however, that nothing herein shall prevent Hazardous Substances to be brought onto the Land in the ordinary course of Landlord's business or the businesses of Landlord's other Tenants, as long as such presence is in compliance with the Environmental Requirements. Landlord shall indemnify and hold Tenant harmless against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation reasonable attorney's fees) arising out of a breach by Landlord of its covenant in the preceding sentence. Further, Landlord shall indemnify and hold Tenant harmless against and from any liability, claim of liability, claims, suits, costs, expenses, causes of action, personal liability and property damage (including without limitation reasonable attorney's fees) arising out of a breach by Landlord of its representations, warranties and covenants in Section 13.1 above. The foregoing covenants and indemnities in this Section 13.3 shall survive the expiration or earlier termination of this Lease; provided, however, that Landlord shall not be required to indemnify Tenant from any matter arising from Tenant's gross negligence or willful misconduct. Landlord shall not be liable to Tenant under this Section 13.3 with respect to the acts of other tenants of Landlord, unless same results from Landlord's gross negligence or willful misconduct; provided, however, that if any Hazardous Substances brought onto the Land by such other tenants materially adversely affects the ability to use the Premises for the use contemplated hereunder, then Tenant may terminate this Lease by written notice to Landlord, unless Landlord agrees to promptly abate such interference.

                                  ARTICLE XIV
                                  -----------
                                    DEFAULT

     14.1 Remedies Upon Tenant's Default. In the event Tenant shall at any time
          ------------------------------
be in default in the payment of rent or other charges herein required to be paid by Tenant or in the observance or performance of any of the other covenants and agreements required to be performed and observed by Tenant hereunder and any such default shall continue for a period of ten (10) days following the date such payment was due for monetary obligations and thirty (30) days after written notice to Tenant for all other obligations (or if such default is incapable of being cured in a reasonable manner within thirty (30) days then if Tenant has not commenced to cure the same within said thirty (30) day period and thereafter diligently prosecutes the same to completion), then Landlord shall be entitled at its election, to exercise concurrently or successively, any one or more of the following rights:

     (a) to bring suit for the collection of the rent or other amounts for which Tenant may be in default, or for the performance of any other covenant or agreement devolving upon Tenant, all without entering into possession or terminating this Lease;

     (b) to re-enter the Premises with process of law and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and relet the Premises and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such reletting, and then to the payment of the monthly rental accruing hereunder, the balance, if any, to be paid to Tenant. Tenant shall remain liable for any deficiency after such application.

     (c) to terminate this Lease, re-enter the Premises and take possession thereof. In the event Landlord shall elect to terminate this Lease, as aforesaid, all rights and obligations of Landlord, and of any permitted successors or assigns, shall cease and terminate, except that Landlord shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Tenant shall then be in default, and all damages to Landlord by reason of any such breach, and Tenant shall surrender and deliver up the Premises to Landlord and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by summary proceedings or otherwise and to apply for the appointment of a receiver and for other ancillary relief in such action, and Landlord shall again have and enjoy the Premises, fully and completely, as if this Lease had never been made.

     In addition to Landlord's other remedies hereunder, if Tenant defaults in the performance of any obligation imposed on it by this Lease and does not cure such default within twenty (20) days after written notice from Landlord specifying the default (or does not within said period commence and diligently proceed to cure such default), Landlord, without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default for the account of the Tenant, and Tenant shall reimburse Landlord upon invoice for any amount paid and any expense or contractual liability so incurred. In the event of emergencies, or where necessary to prevent injury to persons or damage to property or to mitigate damages, Landlord may cure a default by Tenant before the expiration of the waiting period, but after giving such written or oral notice to Tenant as is practical under all of the circumstances. If Tenant fails to reimburse Landlord within ten (10) days after receipt of invoice, then Tenant shall also pay to Landlord interest thereon at the hereinafter defined Default Rate from date of disbursement.

     14.2  Remedies Upon Landlord's Default. In the event that Landlord shall at
           --------------------------------
any time be in default in the observance or performance of any of the covenants and agreements required to be performed and observed by Landlord hereunder and any such default shall continue for a period of thirty (30) calendar days after written notice to Landlord (or if such default is incapable of being cured in a reasonable manner within thirty (30) calendar days then if Landlord has not commenced to cure the same within said thirty (30) calendar day period and thereafter diligently prosecutes the same to completion) and Landlord shall not thereafter cure such default, Tenant shall be entitled at its election, to bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord, in addition to all remedies otherwise provided in this Lease and otherwise available in law or equity under the laws of the United States or the State or Commonwealth in which the Premises are located.

     In addition to all of Tenant's other remedies hereunder, if Landlord defaults in the performance of any obligation imposed on it by this Lease pertaining exclusively to the Premises and not to any other part of the Park, and does not cure such default within twenty
(20) days after written notice from Tenant specifying the default (or does not within said period commence and diligently proceed to cure such default), Tenant, without waiver of or prejudice to any other right or remedy it may have, shall have the right, at any time thereafter, to cure such default for the account of the Landlord, and Landlord shall reimburse Tenant upon invoice for any amount paid and any expense or contractual liability so incurred. If Landlord fails to reimburse Tenant within ten (10) days after invoice, then Tenant shall have the right to offset the amount due thereunder, together with interest at the Default Rate (as defined in Section 14.3 hereinbelow) from the date of disbursement against all rent and other charges due from Tenant to Landlord under this Lease until Tenant has been completely reimbursed for its expenses. In the event of emergencies, or where necessary to prevent injury to persons or damage to property or to mitigate damages, Tenant may cure a default by Landlord before the expiration of the waiting period, but after giving such written or oral notice to Landlord as is practical under all of the circumstances.

     14.3  Attorneys' Fees; Remedies. In the event that either Landlord or
           -------------------------
Tenant commences any suit for the collection of any amounts for which the other may be in default or for the performance of any other covenant or agreement hereunder, the other party shall pay all reasonable attorneys' fees and other expenses incurred by the prevailing party enforcing such obligations and/or collecting such amounts, plus interest thereon at the highest legal rate not to exceed eighteen (18%) percent per annum (the "Default Rate"). All remedies of Landlord and/or Tenant herein created or remedies otherwise existing at law or equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord and/or Tenant shall, as applicable, deem necessary. In addition, Tenant shall be responsible for all reasonable attorneys' fees and other expenses incurred by Landlord in enforcing or seeking to enforce this Lease as a result of a default hereunder by Tenant.

                                  ARTICLE XV
                                  ----------
    QUIET ENJOYMENT; LANDLORD'S AND TENANT'S REPRESENTATIONS AND WARRANTIES

     15.1  Covenants and Warranties. Landlord covenants and warrants that
           ------------------------
Landlord has good right and full power to let and lease the Premises and to enter into the agreements contained herein. Landlord agrees that, if and as long as Tenant is not in default after the applicable grace periods and any notice required under the terms hereof, Tenant shall quietly and peaceably hold, possess and enjoy the Premises for the full term of this Lease without any hindrance or molestation by Landlord or its agents or employees, and Landlord shall defend the use and occupancy of the same by Tenant against the lawful claims of all persons whomsoever, except with respect to such matters of title as affect the Premises as of the date hereof, pursuant to the title search attached hereto as Exhibit "D" (the "Permitted Exceptions"). Landlord shall
                   -----------
execute and deliver such affidavits, certificates and other documents as may be reasonably requested by Tenant or Tenant's title insurance company to permit Tenant to obtain a title policy issued by the Title Company insuring Tenant's leasehold interest on the Premises in an amount reasonably satisfactory to Tenant, subject only to the Permitted Exceptions. Landlord covenants, warrants and represents that such matters of title, either individually or in the aggregate, do not and shall not materially interfere with Tenant's use of the Premises contemplated hereunder.

     15.2 Landlord's Representations and Warranties. Landlord makes the
          -----------------------------------------
following representations, warranties and covenants to Tenant:

     (a) Landlord has complete and full authority to execute this Lease subject to the provisions hereof.

     (b) To Landlord's knowledge and belief, neither the entering into of this Lease nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Landlord of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

     (c) Landlord has no knowledge of, nor has Landlord received any notice of, any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or proceedings similar thereto) against the Land, the Building or Landlord, nor has any such organization, person, individual or governmental agency communicated to Landlord anything which Landlord believes to be a threat of any such action, litigation or proceeding.

     (d) The parties executing this Lease on behalf of Landlord have the power and authority to make the provisions hereof the legal, valid and binding obligations of Landlord.

     15.3 Tenant's Representations and Warranties. Tenant makes the following
          ---------------------------------------
representations, warranties and covenants to Landlord:

     (a) Tenant has complete and full authority to execute this Lease subject to the provisions hereof.

     (b) To Tenant's knowledge and belief, neither the entering into of this Lease nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Tenant of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

     (c) The parties executing this Lease on behalf of Tenant have the power and authority to make the provisions hereof the legal, valid and binding obligations of Tenant.

                                  ARTICLE XVI
                                  -----------
                                 SUBORDINATION

     16.1  Subordination and Attornment. This Lease shall be subordinate to the
           ----------------------------
lien of any present or future mortgage upon the Premises; on the condition, however, that the holder of any present or future mortgage upon the Premises (the "Mortgagee") shall enter into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant, on Mortgagee's form of SNDA agreement, providing that in the event of foreclosure or other action or exercise of rights taken under the mortgage by Mortgagee, this Lease and all of the rights of Tenant hereunder shall not be disturbed, but shall continue in full force and effect. As used herein, "mortgage" shall include mortgages, deeds of trust, deeds to secure debt or other similar financing instruments. Landlord shall provide Tenant with the SNDA for any mortgage now affecting the Premises prior to the Commencement Date.


                                 ARTICLE XVII
                                 ------------
                    TRANSFERS BY AND LIABILITY OF LANDLORD

     17.1  Transfers of Landlord's Interest. No transfer or sale of Landlord's
           --------------------------------
interest in the Premises or hereunder shall release Landlord from any of its obligations or duties hereunder prior thereto. Notwithstanding the foregoing, Landlord shall be released of any ongoing obligations hereunder from and after the date of such transfer upon the assumption of all such obligations and duties by the transferee of Landlord.

     17.2 Landlord's Liability. Landlord's liability for its obligations
          --------------------
hereunder with respect to any monetary payment shall be limited to Landlord's interest in the Park and the Building and other buildings and improvements thereon, including without limitation the rents, insurance proceeds, sales proceeds and condemnation awards therefrom.


                                 ARTICLE XVIII
                                 -------------
                                 MISCELLANEOUS

     18.1  Holding Over. In the event of Tenant's continued occupancy of the
           ------------
Premises after the expiration of the term of this Lease or any renewal or extension thereof, or any earlier termination provided or permitted by this Lease, with the consent of Landlord such tenancy shall be from month-to-month at double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over, and such continued occupancy shall not defeat Landlord's right to possession of the Premises. All other covenants, provisions, obligations and conditions of this Lease shall remain in full force and effect during such month-to-month tenancy, except that the legal rights of the parties shall be governed by the principles of a month-to-month tenancy, including without limitation termination or change in rent upon thirty
(30) days notice.

     18.2  Non-Waiver of Default. No acquiescence by either party to any default
           ---------------------
by the other party hereunder shall operate as a waiver of its rights with respect to any other breach or default, whether of the same or any other covenant or condition.

     18.3  Recording. Neither this Lease nor any memorandum thereof may be
           ---------
recorded in the public records of Broward County, Florida.

     18.4  Notice. Any notice or consent required to be given by or on behalf of
           ------
any party hereto to any other party shall be in writing and sent by facsimile with written confirmation of transmittal, mailed by registered or certified mail/return receipt requested, or sent by air courier or expedited mail service or personal delivery, addressed as follows:

If to Tenant:       Aladdin Manufacturing Corporation
                    160 South Industrial Boulevard
                    Calhoun, Georgia 30701
                    Att: Salvatore J. Perillo, Esq.
                    Facsimile: 1-706-624-2483

With a copy to:     Robert Adrian, Regional Manager
                    Aladdin Manufacturing Corporation
                    1320 NW 163rd Street
                    Miami, Florida 33169
                    Facsimile: (305) 620-7341

If to Landlord:     Seneca G&H, L.L.C.
                    2901 SW 8th Street

                    Suite 204
                    Miami, Florida 33135
                    Attention: Jose R. Boschetti and
                    Charles R. Abele, Jr.
                    Facsimile: (305) 541-1314

With a copy to:     Ricardo L. Fraga, Esq.
                    Greenberg Traurig, P.A.
                    1221 Brickell Avenue
                    Suite 2100
                    Miami, Florida 33131
                    Facsimile: (305) 579-0717

or at such other address as may be specified from time to time in writing. All such notices hereunder shall be deemed to have been given on the date of delivery or the date marked on the return receipt unless delivery is refused or cannot be made, in which case the date of postmark shall be deemed the date notice has been given.

     18.5  Successors and Assigns. All covenants, promises, conditions,
           ----------------------
representations, and agreements herein contained shall be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

     18.6  Time is of the Essence. Time is of the essence hereof.
           ----------------------

     18.7  Partial Invalidity. If any provision of this Lease or the application
           ------------------
thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     18.8  Interpretation. In interpreting this Lease in its entirety, the
           --------------
printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     18.9  Headings, Captions and References. The section captions contained in
           ---------------------------------
this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms "hereof," "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the Exhibits (including the Agreement), except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

     18.10 Brokerage Commissions. Landlord and Tenant each warrants and
           ---------------------
represents to the other that there are no brokers, finders fees or any real estate commissions due to any broker, agent or other party in connection with the negotiation or execution of this Lease or on behalf of either of them except for William Webb & Associates, Inc. and Cushman & Wakefield of Florida, Inc. (collectively "Broker"), which shall be paid a commission by Landlord pursuant to a separate agreement. Under no circumstances shall Tenant be obliged to make any payment to Broker. Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any party for compensation, commissions, fees or other sums (including without limitation reasonable attorney's fees) claimed to be due or owing with respect to the representation of Landlord or Tenant as applicable, in effecting this Lease. William Webb & Associates represented Tenant. Cushman & Wakefield represented Landlord.

     18.11  Time. Whenever the last day for the exercise of any privilege or the
            ----
discharge of any duty hereunder shall fall upon a Saturday, Sunday or any public or legal holiday, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege or to discharge such duty.

     18.12  Estoppel Certificate. Either party agrees that within fifteen (15)
            --------------------
days following request therefor by the other party to execute and deliver to the requesting party a statement, certifying to its actual knowledge (a) whether or not this Lease is in full force and effect,
(b) the date of commencement and termination of the term of this Lease, (c) the date to which rental and all other charges hereunder are paid currently without any offset or defense thereto (or stating any such offset or defense), (d) the amount of rental and all other charges hereunder, if any, paid in advance, (e) whether or not this Lease has been modified and, if so, identifying the modifications, (f) that there are no uncured defaults by the other party or describing the claimed defaults and (g) such other matters as the requesting party shall reasonably request. Nothing in any such estoppel statement shall be deemed to modify or amend this Lease.

     18.13  Governing Law. This Lease shall be construed under the laws of the
            -------------
State of Florida.

     18.14  Force Majeure. In the event that either party shall be delayed or
            -------------
hindered in, or prevented from, the performance of any work, service, or other act required under this Lease to be performed by the party (other than monetary obligations) and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the reasonable control of the party so delayed or hindered (a "Force Majeure Event"), then performance of such work, service, or other act shall be excused for the period of such delay and the period for the performance of such work, service, or other act shall be extended for a period equivalent to the period of such delay. Lack of financial resources on the part of either party shall not be a Force Majeure Event.

     18.15 Radon Gas. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN
           ----------
IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. [NOTE: THIS PARAGRAPH IS PROVIDED FOR INFORMATIONAL PURPOSES PURSUANT TO FLORIDA STATUTES.]

     18.16 Special Stipulations. If any Schedule of Special Stipulations is
           --------------------
attached hereto and if there is any conflict with the provisions hereof, then the Special Stipulations shall govern and control.

     18.17 Guaranty. At the time that this Lease is executed by Tenant, Tenant
           --------
shall procure that Tenant's parent company (Mohawk Industries, Inc.) executes and delivers Landlord's form of unconditional guaranty in favor of Landlord, unconditionally guarantying the payment and performance of all of Tenant's obligations under this Lease, as same may be amended by mutual written agreement executed by Landlord and Tenant.

     18.18 Signs. Tenant shall not make any changes to the exterior of the
           -----
Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent.

     18.19 Access. Landlord and its agents, representatives, and contractors may
           ------
enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Initial Term or any Extension Term, to prospective tenants, provided, that such showings do not materially interfere with Tenant's business and further provided, that Landlord gives Tenant at least 24 hours prior notice of such showings. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

     18.20 Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY
           --------------------
JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR

DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     18.21 Net Lease. Landlord and Tenant acknowledge and agree that this Lease
           ---------
is a net lease. In this regard, except as specifically provided herein, Tenant shall be responsible and shall pay Base Rent, Florida Sales Taxes pertaining to the Premises, and any and all costs, expenses and charges of any nature or kind whatsoever relating to the operation, maintenance, repair, associated administration of the Premises, or Tenant's use and occupation of the Premises. In addition, Tenant shall be responsible for its proportionate share of said charges with respect to the Common Areas.

     18.22 Rules and Regulations. Tenant shall, at all times during the Initial
           ---------------------
Terms and any extensions thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises, the Building, and the Park. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Park. Landlord agrees not to establish and enforce any changes in the Rules and Regulations of the Park that would have a materially adverse effect on Tenant's operation of the Premises as anticipated under this Lease.

     18.23 Constituent Documents. Within five (5) days following Tenant's
           ---------------------
execution of this Lease, Tenant shall provide Landlord with an original certificate of good standing for Tenant and Guarantor from their State of formation; said certificate to be dated within thirty days of the date on which same is delivered to Landlord. In addition, within said five (5) days, Tenant shall also provide Landlord with a copy of its corporate resolutions and that of Guarantor authorizing Tenant to enter into the Lease and Guarantor to guarantee Tenant's obligations hereunder respectively and authorizing the individual signing the Lease and Guarantee on behalf of Tenant and Guarantor respectively to do so.

     18.24 First Offer of Adjacent Space. During the term of this Lease,
           -----------------------------
provided that Tenant is not, and has not been, in default under the Lease, Landlord shall provide Tenant with written notice of any available space adjacent to the Premises in the Building. Tenant shall have a right of first offer to lease such available adjacent space on substantially the same terms and conditions provided in this Lease. The terms and conditions of the new lease for such adjacent space shall be the same as those of this Lease except that (i) base rent under such lease during the first year thereof shall be equal to the rent then in effect under this Lease, subject to annual adjustments pursuant to this Lease, (ii) the term of such lease shall be for at least five years, (iii) Tenant shall accept delivery of such space in its then AS IS condition, and (iv) such lease shall not provide for a tenant improvement allowance. In the event that Tenant does not elect to exercise said right of first offer, in writing, within fifteen (15) days following Landlord's notice of such available adjacent space, Tenant shall be deemed to have waived such right with regard to such available adjacent space at that time, however, such waiver shall not affect Tenant's right of first offer with regard to such adjacent space in the event that it subsequently becomes available again during the term of this Lease. In addition, during the term of this Lease, in the event that Tenant desires to lease all of the Building space adjacent to the Premises (which adjacent space consists of an aggregate of approximately 70,055 square feet), and such space is occupied by other tenant(s), Landlord shall exercise diligent efforts to negotiate with such tenant(s) to have same relocated to other available space in the Park, provided, that same is at no cost to Landlord. Tenant shall bear all costs associated with such relocation and shall accept such space in its then AS IS condition.

     18.25 Rules and Regulations. With respect to this Lease, the following
           ---------------------
provision of paragraph 15 of the Rules and Regulations, shall be deemed to be deleted:

"The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof."

     18.26 Credit for Unused Tenant Improvement Allowance: In the event that
           ----------------------------------------------
the TI Cost is less than the Tenant Improvement Allowance ($786,132.99), Landlord agrees to reduce the Base Rent by 1 cent per square foot for each whole increment of $11,000.00 in cost savings, however, in no event shall the

Base Rent ever be less than $5.00 per square foot. In the event that Tenant elects to utilize all or part of the above credit, a new rent schedule which is now exhibit "C" in the lease Agreement will be created and executed by the parties at the time of the rent commencement.

     IN WITNESS WHEREOF this Lease has been executed as a sealed instrument as of the day and year first above written.



                                       LANDLORD:


Witnesses:                             SENECA G&H, L.L.C.,
                                       a Florida limited liability company

/s/ Robert W. Adrian                   By: /s/ Charles Roabele, Jr.
-----------------------------              -----------------------------------
Name: Robert W. Adrian                 Name: Charles Roabele, Jr.
                                            ----------------------------------
/s/ William C. Webb III                Title: Member
-----------------------------                ---------------------------------
William C. Webb III                                      (SEAL)


                                       TENANT:


Witnesses:                             ALADDIN MANUFACTURING CORPORATION,
                                       a Delaware corporation

/s/ Elaine Busbee                      By: /s/ Salvatore J. Perillo
-----------------------------              -----------------------------------
Name: Elaine Busbee                    Name: Salvatore J. Perillo
                                            ----------------------------------
/s/ Misty Young                        Title: Senior Counsel
-----------------------------                ---------------------------------
Name: Misty Young                                    (CORPORATE SEAL)

                               LIST OF EXHIBITS


Exhibit "A-1"               Legal Description of Land
-------------

Exhibit "A-2"               Site Plan
-------------

Exhibit "A-3"               Parking Area
-------------

Exhibit "B"                 Landlord's Improvements
-----------

Exhibit "C"                 Rent Schedule
-----------

Exhibit "D"                 Permitted Exceptions
-----------

                                 EXHIBIT "A-l"

                           LEGAL DESCRIPTION OF LAND

                         [To be provided by Landlord]

                                 EXHIBIT "A-1"

                               "SKETCH OF LAND"

                                   [ARTWORK]

                                 EXHIBIT "A-2"

                                  "SITE PLAN"

                                   [ARTWORK]

                                 EXHIBIT "A-3"

                          "PARKING AREA AND PREMISES"

                                   [ARTWORK]

                                  EXHIBIT "B"
                                  -----------

                            LANDLORD'S IMPROVEMENTS
                                 (WORK LETTER)

     Section B.1 Force and Effect. The provisions of this Exhibit: "B" shall
                 ----------------
have the same force and effect as if this Exhibit "B" were within the body of the Lease. However, in the event that there are any contradiction(s) between the other terms or conditions of this Lease and this Exhibit "B", the terms of this Exhibit "B" shall prevail.

     Section B.2 Plans and Specifications. Landlord agrees, at Landlord's sole
                 ------------------------
cost and expense (subject to reimbursement from Tenant as set forth below if costs exceed the Tenant Allowance), to perform the work ("Landlord's Work") required to complete the Tenant improvements described on Schedule B-1 hereto
                                                          -------------
(the "Tenant Improvements"). If the Tenant Improvements have not yet been agreed to, then the plans and specifications (the "Plans and Specifications") therefor shall be agreed upon as described on Schedule B-1. Landlord's Work shall be
                                     ------------
completed and the Tenant Improvements installed and constructed in a good and workmanlike manner, with new materials, according to sound engineering practice and in compliance with law.

     Section B.3 Tenant Allowance and Tenant Contribution. The Tenant
                 ----------------------------------------
Improvement Allowance shall be $786,132.99. In addition, for the purposes of this Work Letter, Landlord's costs shall only include costs of the Tenant Improvements and shall not include any costs for the base Building, the Common Areas or other aspects of the Park, all of which shall be constructed by Landlord at Landlord's sole cost and expense.

     In the event that the cost for the Tenant Improvements (the "TI Cost") will result in a cost in excess of the Tenant Improvement Allowance (such excess is hereinafter defined as the "Tenant Costs"), then Tenant may elect to revise the Plans and Specifications to reduce or eliminate such increase in costs; nevertheless, Tenant shall be solely responsible for the Tenant Costs. Notwithstanding anything herein to the contrary, to the extent Landlord incurs costs and expenses for matters attributable to Landlord's negligence or misconduct, Landlord shall pay all such costs, expenses and fees and all such costs, expenses and fees shall be excluded from the cost of Landlord's Work for the purposes of this Lease. Landlord shall also pay all of the following costs, fees and expenses, which costs, fees and expenses shall also be excluded from the cost of Landlord's Work for the purposes of this Lease: (i) finance charges, (ii) architectural and engineering fees (excluding revision fees) (iii) the costs of any studies and reports, (including, but not limited to, soils and geology reports), (iv) the costs of any work with respect to the Premises, Building or the Park, other than for the Tenant Improvements, (v) any internal or direct administrative or supervisory costs incurred by Landlord for Landlord's staff, (vi) the cost of any building or other permit required for the base building, and (vii) costs and expenses of any plan check or similar fee and standard building permits and fees attributed to the base building, all of which Landlord shall pay at Landlord's cost and expense (and not as part of the Tenant Allowance).

     Section B.4 Commencement and Completion of Construction. Landlord shall
                 -------------------------------------------
commence and substantially complete construction of the Landlord's Work in accordance with the Plans and Specifications with due diligence no later than the date provided for in the construction schedule subject only to force majeure.

     "Substantial Completion" shall mean that a certificate of occupancy or a temporary certificate of occupancy has been obtained for the Premises and that Landlord's Work is sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents, and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following substantial completion as necessary to complete any unfinished details pursuant to a punchlist to be prepared by Tenant and delivered to Landlord within thirty
(30) days following the date of substantial completion.

     Section B.5 Bid List. Prior to commencement of Landlord's construction of
                 --------
the Tenant Improvements, Landlord and Tenant shall have agreed in writing to a list of up to three general contractors who shall be designated as the parties from whom bids will be sought to construct the Premises ("Bid List"), which list shall be incorporated herein and attached hereto as Schedule "B-3" (the "Bid
                                                    --------------
List"). Each of such contractors shall be reasonably acceptable to both Landlord and Tenant and shall have substantial experience in the general construction industry in the area where the Park is located in connection with similar such projects and shall base their bids on the form of construction contract provided to such contractors. Upon agreement as to the Plans and Specifications, Landlord shall submit same to the parties on the Bid List for their respective bids, and upon receipt of such bids, Landlord shall deliver to Tenant copies thereof. Unless Tenant shall otherwise designate, the lowest bidder shall be awarded the construction contract for Landlord's Work. Tenant shall have the right to designate the contractor to which the general construction contract is to be awarded, however, in such event, Tenant shall guaranty such contractor's timely completion and delivery of the work contracted for. Tenant shall have access to all of the information available in connection with the bids submitted in accordance with this Section B.5. Landlord shall notify Tenant prior to opening sealed bids and Tenant shall have the right to be present when such bids are opened. Notwithstanding anything herein to the contrary, Landlord may provide the bid that Landlord and Tenant have otherwise agreed to accept (the "Pending Approved Bid") to the base Building contractor and, in the event that the Base building contractor bids or revises its prior bid to match, or be less than the Pending Approved Bid, Landlord shall be entitled to select the base Building contractor's bid, in lieu of the Pending Approved Bid.

     Section B.6 Delivery of Possession of the Premises. Landlord shall deliver
                 --------------------------------------
possession of the Premises to Tenant with the Tenant Improvements substantially completed and a permanent or temporary Certificate of Occupancy for the Premises no later than the Commencement Date. As of the Commencement Date, Landlord shall have completed the Common Areas necessary for the operation of the Premises for the use contemplated hereunder (i.e. roads providing access to and from the Premises, parking for the Premises, and utilities to the Premises).

     Section B.7 Delays. Notwithstanding anything herein to the contrary, the
                 ------
Base Rent under the Lease shall be abated one day for each day the Commencement Date is delayed (excluding force majeure delays) by Landlord's failure to complete the Tenant Improvements (but not to the extent the delay is caused by Tenant and not in the event that Tenant designates the contractor to which the contract was awarded). This provision is not intended to limit Tenant's rights and remedies specified in the Lease, including, without limitation, those rights specified in this Work Letter.

     Section B.8 Workmanlike Manner, Information to Tenant. Landlord agrees to
                 -----------------------------------------
ensure that all work to be done by Landlord on the Premises is performed in a good and workmanlike manner. During the course of Landlord's construction, Landlord shall keep Tenant apprised of the progress of same, shall provide copies of existing reports and other documents relating to same upon request and shall permit Tenant to make such inspections and audits as Tenant may deem reasonably necessary or appropriate.

     Section B.9 Tenant Delays. Tenant shall be responsible for any delay
                 -------------
(including associated costs) in the substantial completion of the Premises resulting from any of the following causes:

          (i) Tenant's failure to pay any portion of Tenant's Costs, as hereinafter defined, when due; or

          (ii) Tenant's specification of special materials or finishes, or special installations, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant prior notice of same at the time of such specification); or

          (iii) any change in the space plan and/or the plans and specifications caused by Tenant, even though Landlord may approve such change (Landlord agrees to estimate the delay to be caused by a change order, provided Tenant expressly requests such estimate at the time it requests a change order); or

          (iv) any other delay in substantial completion of the Tenant Improvements directly attributable to the negligent or willful acts or omissions of Tenant, its employees, or agents.

     If any delay caused by Tenant results in or contributes to a delay in substantial completion of the Premises, then substantial completion shall be deemed to have occurred as of the date Landlord would have otherwise achieved substantial completion, but for Tenant's delay. Landlord will specify in writing to Tenant the Tenant delay(s) which resulted in or contributed to a delay in substantial completion of the Premises.

     Section B.10 Tenant Costs. To the extent that the plans and specifications
                  ------------
reflect the scope of work described by the space plan, then Landlord, at its expense not to exceed the Tenant Improvement Allowance set forth above, shall cause the construction of the Tenant Improvements, using Landlord's building-standard methods and materials as modified by Tenant's pre-approved modifications to plans and specifications. To the extent that the revised construction budget exceeds the Tenant Improvement Allowance any such excess will be at Tenants expense ("Tenant's Costs"). Tenant's Costs shall be paid to Landlord as follows:

          (i) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to fifty (50%) percent of the Tenant's Costs, as such amount is then determined by reference to the construction budget.

          (ii) When fifty (50%) of the Tenant Improvements are complete in accordance with the plans and specifications (as verified in writing by Landlord's architect), Tenant shall pay Landlord an amount equal to the remaining unpaid balance of Tenant's Costs as such amount can then be reasonably determined by Landlord based on available information.

          (iii) Within ten (10) days following Landlord's submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

     Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods).

                                  EXHIBIT "C"

                             RENT SCHEDULE MOHAWK

TENANT                             MOHAWK INDUSTRIES
SQUARE FOOTAGE                          186,537
ANNUAL INFLATOR ("A")                      3.00%
ANNUAL INFLATOR ("B")                      2.00%
ANNUAL INFLATOR ("C")
RATE PER SF                               $5.20


                                ANNUAL        MONTHLY
                              BASE RENT      BASE RENT

YEAR      1      $5.20      $  969,992.40   $ 80,832.70
YEAR      2      $5.36      $  999,092.17   $ 83,257.68
YEAR      3      $5.52      $l,029,064.94   $ 85,755.41
YEAR      4      $5.63      $1,049,646.24   $ 87,470.52
YEAR      5      $5.74      $1,070,639.16   $ 89,219.93
YEAR      6      $5.85      $1,092,051.94   $ 91,004.33
YEAR      7      $5.97      $1,113,892.98   $ 92,824.42
YEAR      8      $6.09      $1,136,170.84   $ 94,680.90
YEAR      9      $6.21      $1,158,894.26   $ 96,574.52
YEAR     10      $6.21      $1,158,894.26   $ 96,574.52


OPTION YEARS IF APPLICABLE

YEAR     11       6.21      $1,158,894.26   $ 96,574.52
YEAR     12       6.40      $1,193,661.09   $ 99,471.76
YEAR     13       6.59      $1,229,470.92   $102,455.91
YEAR     14       6.79      $1,266,355.05   $105,529.59
YEAR     15       6.79      $1,266,355.05   $105,529.59
YEAR     16       6.99      $1,304,345.70   $108,695.47
YEAR     17       7.20      $1,343,476.07   $111,956.34
YEAR     18       7.42      $1,383,780.35   $115,315.03
YEAR     19       7.64      $1,425,293.76   $118,774.48
YEAR     20       7.87      $1,468,052.58   $122,337.71

                                  EXHIBIT "D"

                             PERMITTED EXCEPTIONS

                         [To be provided by Landlord]

                            SENECA INDUSTRIAL PARK
                            ----------------------

                             RULES AND REGULATIONS
                             ---------------------

     1. Security. The Landlord may from time to time adopt appropriate systems
        ---------
and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

     2. Return of Keys. At the end of the Term, the Tenant shall promptly return
        ---------------
to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, Landlord may retain S50.00 of Tenant's security deposit for locksmith work and administration.

     3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall
        ---------------------------------------------------
carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

     4. Water Fixtures. The Tenant shall not use water fixtures for any purpose
        ---------------
for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

     5. Personal Use of Premises. The Premises shall not be used or permitted
        -------------------------
to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

     6. Heavy Articles. The Tenant shall not place in or move about the Premises
        ---------------
without the Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

     7. Bicyles, Animals. The Tenant shall not bring any animals or birds into
        -----------------
the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

     8. Deliveries. The Tenant shall ensure that deliveries of supplies,
        -----------
fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

     9. Solicitations. The Landlord reserves the right to restrict or prohibit
        --------------
canvassing, soliciting, or peddling in the Building.

    10. Food and Beverages. Only persons approved from time to time by the
        -------------------
Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

     11. Refuse. The Tenant shall place all refuse in proper receptacles
         -------
provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

     12. Obstructions. The Tenant shall not obstruct or place anything in or
         ------------
on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenants expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

     13. Proper Conduct. The Tenant shall not conduct itself in any manner which
         --------------
is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

     14. Employees, Agents and Invitees. In these Rules and Regulations,
         ------------------------------
"Tenant" includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

     15. Parking. If the Landlord designates tenant parking areas for the
         -------
Building, the Tenant shall park its vehicles and cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five
(5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord the sum of Twenty and No/100 ($20.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                               GUARANTY OF LEASE

     THIS GUARANTY OF LEASE is made as of October 15, 1999, by Mohawk Industries, Inc., a Delaware corporation (the "Guarantor") in favor of Seneca G&H, L.L.C., a Florida limited liability company (the "Landlord").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Aladdin Manufacturing Corporation, a Delaware corporation (the "Tenant"), desires to lease from Landlord the premises more particularly described in Exhibit "A" attached hereto (the "Premises");

     WHEREAS, Guarantor and Tenant have requested Landlord as lessor to enter into a lease agreement with Tenant as lessee dated as of the date hereof (the "Lease") for the demise of the Premises to Tenant for a term of years more particularly described therein; and

     WHEREAS, Landlord has declined to enter into the Lease unless Guarantor unconditionally guarantees the Lease in the manner hereinafter set forth.

     NOW, THEREFORE, to induce Landlord to enter into the Lease, the undersigned Guarantor hereby agrees as follows:

     1. Guarantor unconditionally guarantees to Landlord the Tenant's full and punctual performance and observance of all terms, covenants and conditions contained in the Lease on Tenant's part to be kept, performed or observed. Guarantor waives notice of any breach or default by Tenant. If, at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions contained in the Lease on Tenant's part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant.

     2. Landlord may waive any of the terms or conditions of the Lease, or give any consent to any manner or thing relating to the Lease, or grant any indulgences or extensions of time to Tenant, all without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

     3. The obligations of Guarantor hereunder shall not be released or diminished by: (a) Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions contained in the Lease on Tenant's part to be performed or observed; nor (b) any reletting of the Premises or any related action taken by Landlord in accordance with the terms of the Lease; nor (c) any modification or renewal or extension of the Lease or any change in the size or location of the Premises agreed to by Tenant, but in case of any such modification or change, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease or change in the Premises.

     4. The liability of Guarantor hereunder shall not be affected in any way by: (a) the release or discharge of Tenant in any insolvency, receivership, bankruptcy or other proceedings; nor (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from any decision in any court; nor
(c) the rejection or disaffirmance of the Lease in any
such proceedings; nor (d) the assignment or transfer of the Lease by Tenant; nor
(e) any subletting of all or any part of the Premises, with or without the consent of Landlord; or (f) any disability or other defense of Tenant; nor (g) the cessation of the liability of Tenant from any cause whatsoever.

     5. No payments or acts of performance by Guarantor under this Guaranty shall in any way or at any time entitle Guarantor to any right, claim or cause of action against Tenant, or to any right, title or interest in or to Tenant's rights under the Lease or any rights of Landlord, and Guarantor hereby waives, for the benefit of Landlord and Tenant, any and all such rights which Guarantor might otherwise have had in the absence of this waiver and which would have otherwise entitled Guarantor to be a "creditor" of Tenant under the provisions of the U.S. Bankruptcy Code (Title 11, U.S. Code) or any other bankruptcy or insolvency law.

     6. Guarantor and Landlord hereby voluntarily, knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Guaranty or the Lease or concerning the Premises or pertaining to any transaction related to or contemplated in the Lease, regardless of whether such action or proceeding concerns any contractual or tortious or other claim. Guarantor acknowledges that this waiver of jury trial is a material inducement to Landlord in accepting this Guaranty, that Landlord would not have accepted this Guaranty without this jury trial waiver, and that Guarantor has been represented by an attorney or has had an opportunity to consult with an attorney regarding this Guaranty and understands the legal effect of this jury trial waiver.

     7. In any action or proceeding brought in connection with the Lease or this instrument: (a) Landlord shall be entitled to recover Landlord's costs and expenses, including reasonable attorney's fees; (b) Guarantor submits to the jurisdiction of the state and federal courts in the State of Florida; (c) the venue of any such action or proceeding may at Landlord's option be laid in Miami-Dade County, Florida or the county in which the Premises are located, and Guarantor waives any claim that the same is an inconvenient forum; (d) Guarantor agrees that service of process may be made by delivery of the same to Robert Adrian, Regional Manager, Mohawk Industries, Inc., 1320 NW 163rd Street, Miami, Florida 33169 (with copy to Mohawk Industries, Inc., 160 South Industrial Boulevard, Calhoun Georgia 30701, Attention: Salvatore J. Perillo Tel. 1-800-241-4494 Ext. 2660 Fax 1-706-624-2483), or such other agent as Guarantor may designate from time to time by written notice to Landlord; and (e) Guarantor waives the right to interpose any set-off or non-compulsory counterclaim, or to plead laches or any statute of limitation as a defense, or (to the extent the same may be lawfully waived). The foregoing shall not be deemed to limit Landlord's right to effect service of process in any other lawful manner or to bring any such action or proceeding in any other forum permitted by law.

     8. This instrument is a continuing guaranty and shall apply to the Lease, to any extension or renewal thereof and to any holdover term following the original term or any such extension or renewal.

     9. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

    10. This instrument shall be binding upon Guarantor and Guarantor's heirs, personal representatives, successors and assigns, and this instrument shall inure to the benefit of Landlord and Landlord's successors and assigns.

     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the        GUARANTOR:
presence of:
                                           MOHAWK INDUSTRIES, INC., a Delaware
/s/ Misty Young                            corporation
-----------------------
Print Name: Misty Young                    By: /s/ Salvatore J. Perillo
                                              ---------------------------------
                                           Print Name: Salvatore J. Perillo
/s/ Amy Watson                             Title:  General Counsel
-----------------------
Print name: Amy Watson                     [CORPORATE SEAL]

STATE OF GEORGIA                           )
                                           )      SS:
COUNTY OF GORDON                           )

     The foregoing instrument was acknowledged before me this 18th day of October, 1999 by Salvatore J. Perillo, as general counsel of Mohawk Industries, Inc., a Delaware corporation, on behalf of the corporation.

                               /s/ Elaine Busbee
                               ------------------------------------------------
                               Notary Public, State of Georgia

                                    [NOTARIAL SEAL]

My commission expires:
Notary Public, Paulding County, Georgia
My Commission Expires Nov. 3, 2001

                          ADDENDUM TO LEASE AGREEMENT
                          ---------------------------

      THIS ADDENDUM (this "Addendum") is made as of the 15th day of October, 1999, by and between Seneca G&H, L.L.C., a Florida limited liability company, having an address at 2901 SW 8th Street, Suite 204, Miami, Florida 33135 ("Landlord") and ALADDIN MANUFACTURING - CORPORATION, a Delaware corporation, with its home office located at 160 South Industrial Boulevard, Calhoun, Georgia 30701 ("Tenant").

                                W H E R E A S:
                                - - - - - - -

     A. Landlord and Tenant are the parties to that certain Warehouse Lease dated of even date herewith (the "Lease"), with respect to certain real property located in Broward County, Florida, more particularly described in the Lease.

     B. The parties desire to amend the Lease in certain respects as more particularly set forth below.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Miscellaneous.
        -------------

         (a) This Addendum shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease.

         (b) All initial capitalized terms used in this Addendum shall have the same meaning as set forth in the Lease unless otherwise provided.

         (c) Except as specifically modified hereby, all of the provisions of the Lease which are not in conflict with the terms of this Addendum shall remain in full force and effect.

     2. Within thirty (30) days following the effective date of this Addendum (the first day on which both of the parties hereto have executed this Addendum), Tenant shall have the right to increase the square footage of the Premises, by written notice of its General Counsel, up to a maximum of 256,592 square feet of GLA on the terms and conditions contained in the Lease, provided that: (i) the Premises either (a) represent an expansion within the currently proposed Building or (b) constitute the entire floor area of a newly designed Building,
(ii) during said thirty (30) days, Tenant provides Landlord with written notice of its exercise of such right containing Tenant's desired square footage for the Premises, (iii) the Base Rent, as subjected to increases over the Initial Term and any Extension Term(s), is increased to reflect the additional square footage desired by Tenant, (iv) Tenant's Proportionate Share of the Project is increased to reflect the additional square footage desired by Tenant and Tenant's Proportionate share of the Building is increased to reflect the additional square footage desired by Tenant, (v) the design/dimensions of any new Building desired by Tenant is such that, in Landlord's sole and absolute discretion, said Building as designed can be feasibly utilized and marketed as a multi-tenant Building upon reversion of Tenant's leasehold interest to Landlord, (vi) Tenant executes an addendum to the Lease specifically setting forth the foregoing (i.e. the adjusted square footage of the Premises, the adjusted Base Rent, the adjusted Tenant's Proportionate Share of the Project, and the adjusted Tenant's Proportionate Share of the Building), and (vii) Tenant procures the Guarantor's execution of an addendum to the Guaranty, whereby the Guarantor acknowledges and agrees with Tenant's execution of said Lease addendum.

     IN WITNESS WHEREOF this Addendum has been executed as a sealed instrument as of the day and year first above written.

                                       LANDLORD:
                                       ---------

Witnesses:                             SENECA G&H, L.L.C.,
                                       a Florida limited liability company

/s/ Robert W. Adrian                   By: /s/ Charles Roabele, Jr.
-----------------------------              -----------------------------------
Name: Robert W. Adrian                 Name: Charles Roabele, Jr.
                                            ----------------------------------
                                       Title: Member
                                             ---------------------------------
/s/ William C. Webb III                Date: October 19, 1999
-----------------------------               ----------------------------------
Name: William C. Webb III                                (SEAL)


                                       TENANT:
                                       -------

                                       ALLADIN MANUFACTURING CORPORATION,
                                       a Delaware corporation

/s/ Misty Young                        By: /s/ Salvatore J. Perillo
-----------------------------              -----------------------------------
Name: Misty Young                      Name: Salvatore J. Perillo
                                            ----------------------------------
/s/ Amy Watson                         Title: Senior Counsel
-----------------------------                ---------------------------------
Name: Amy Watson                       Date: October 19, 1999
                                            ----------------------------------
                                                     (CORPORATE SEAL)

                                      -2-